SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

|X|   Filed by Registrant
|_|   Filed by a Party other than the Registrant

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for use by Commission Only (as permitted by Rule
      14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12


                     CONVERSION SERVICES INTERNATIONAL INC.
                (Name of Registrant As Specified in its Charter)


                                       N/A
       (Name of Persons Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

            N/A
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2)    Aggregate number of securities to which transaction applies:

            N/A
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3)    Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

            N/A
      --------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:

            N/A
      --------------------------------------------------------------------------

5)    Total fee paid:

            N/A
      --------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

1)    Amount Previously Paid:

            N/A
      --------------------------------------------------------------------------

2)    Form, Schedule or Registration Statement No.:

            N/A
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3)    Filing Party:

            N/A
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4)    Date Filed:

            N/A
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                                       2

                     CONVERSION SERVICES INTERNATIONAL, INC.
                              100 Eagle Rock Avenue
                         East Hanover, New Jersey 07936

                                                                   July 26, 2005

Dear Fellow Stockholder:

      The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Conversion Services International, Inc. (the "Company" or "CSI") will be held at 10:00 a.m. on Monday, August 8, 2005, at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

      Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company's Annual Report on Form 10-KSB/A (including audited financial statements) for the fiscal year ended December 31, 2004 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote "FOR" all of the four persons listed as candidates for a position on the Board of Directors, (b) as to Proposal 2, the Proxy confers authority to vote "FOR" the ratification of Friedman LLP, as the Company's independent auditors for the fiscal year ending December 31, 2005, (c) as to Proposal 3, the Proxy confers authority to vote "FOR" amending the Company's Certificate of Incorporation, as amended, to effect a reverse split of the Company's issued and outstanding common stock, par value $.001 per share (the "Common Stock") of between a one-for-ten (1-10) and a one-for-fifty (1-50) reverse stock split in the discretion of the Board of Directors and to reduce the amount of the Company's authorized Common Stock from one billion to between twenty million (20,000,000) and one hundred million (100,000,000), in the discretion of the Board of Directors, and (d) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder's discretion.

      The Company's Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

      Thank you for your investment and continued interest in Conversion Services International, Inc.

                                           Sincerely,


                                           Scott Newman
                                           President and Chief Executive Officer

                     CONVERSION SERVICES INTERNATIONAL, INC.
                              100 Eagle Rock Avenue
                         East Hanover, New Jersey 07936

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD MONDAY, AUGUST 8, 2005

                              ---------------------

To our Stockholders:

      Notice is hereby given that the 2005 Annual Meeting (the "Annual Meeting") of Stockholders of Conversion Services International, Inc. (the "Company" or "CSI"), a Delaware corporation, will be held at our principal office at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, on Monday, August 8, 2005, at 10:00 a.m., for the following purposes:

      1. To elect four Directors to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

      2. To ratify the appointment by the Audit Committee of the Board of Directors of Friedman LLP, to serve as the Company's independent auditors for the fiscal year ending December 31, 2005;

      3. To amend the Certificate of Incorporation, as amended, to effect a reverse split of the Company's issued and outstanding common stock, par value $.001 per share (the "Common Stock") of between a one-for-ten (1-10) and a one-for-fifty (1-50) reverse stock split in the discretion of the Board of Directors and to reduce the amount of the Company's authorized Common Stock from one billion to between twenty million (20,000,000) and one hundred million (100,000,000), in the discretion of the Board of Directors; and

      4. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on July 20, 2005, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

      For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company's office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

      Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

      STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                                        By Order of the Board of Directors


                                        Mitchell Peipert, Secretary

July 26, 2005

                     CONVERSION SERVICES INTERNATIONAL, INC.
                              100 Eagle Rock Avenue
                         East Hanover, New Jersey 07936

                                 PROXY STATEMENT

                       2005 ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board of Directors" or "Board") of Conversion Services International, Inc. of proxies to be voted at the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, August 8, 2005, at our principal office at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 and at any adjournments thereof (the "Annual Meeting"). In this proxy statement, Conversion Services International, Inc. is referred to as "CSI", "we", "us", "our" or "the Company" unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect four Directors to the Board of Directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To ratify the appointment by the Audit Committee of our Board of Directors of Friedman LLP, as the Company's independent auditors for the fiscal year ending December 31, 2005; (iii) To amend the Certificate of Incorporation, as amended, to effect a reverse split of the Company's issued and outstanding common stock, par value $.001 per share (the "Common Stock") of between a one-for-ten (1-10) and a one-for-fifty (1-50) reverse stock split in the discretion of the Board of Directors (the "Reverse Stock Split") and to reduce the amount of the Company's authorized Common Stock from one billion to between twenty million (20,000,000) and one hundred million (100,000,000) in the discretion of the Board of Directors (the "Reduction of Authorized"); and (iv) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, of the Company at the close of business on July 20, 2005 (the "Record Date") will be entitled to vote at the Annual Meeting.

      The principal executive offices of the Company are located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 and its telephone number is (973) 560-9400. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is July 27, 2005. A copy of the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004 is enclosed with these materials, but should not be considered proxy solicitation material.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      As of the Record Date, there were 792,767,096 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 500 beneficial holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

      Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the ratification of the selection of Friedman LLP as independent auditors of the Company for the fiscal year 2005 described in Proposal 2. Abstentions will not be counted as votes entitled to be cast on this matter and will have no effect on the result of the vote.

      The amendment of the Company's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock and to reduce the number of authorized shares of Common Stock, as described in Proposal 3, requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock entitled to vote.

      "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 1 and 2. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

      The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

      Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his or her attorney authorized in writing or, if the stockholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

      Proposals 1, 2, 3 and 4 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

      ALL  PROXIES  RECEIVED  WILL BE  VOTED  IN  ACCORDANCE  WITH  THE  CHOICES
SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

                              Corporate Governance

      The Company's Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company's Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission (the "SEC") rules and regulations. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are attached hereto as Exhibits "A", "B", and "C", respectively, and are posted on the Company's website at www.csiwhq.com. Alternatively, you can request a copy of any of these documents by writing to the Company. The contents of our website should not be considered proxy solicitation material.

Code of Conduct and Ethics

      Our Board of Directors has adopted a Code of Conduct and Ethics which is applicable to all our directors, officers, employees, agents and representatives, including our principal executive officer and principal financial officer, principal accounting officer or controller, or other persons performing similar functions. We have made available on our website copies of our Code of Conduct and Ethics and charters for the committees of our Board and other information that may be of interest to investors.

Board Meetings and Attendance of Directors

      During fiscal year 2004, the Board of Directors held three meetings, all of which were attended by all of the Company's Directors during the period that such person was a member of the Board of Directors, and took action by unanimous written consent on 25 occasions. Directors are expected to attend all meetings. All of our Directors are expected to attend the Annual Meeting.

            Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

Director Independence

      The Board has reviewed each of the directors' relationships with the Company in conjunction with Section 121(A) of the listing standards of the American Stock Exchange ("AMEX") and has affirmatively determined that two of our directors, Lawrence K. Reisman and Joseph Santiso, are independent of management and free of any relationship that would interfere with the independent judgment as members of the Audit Committee.

Committees of the Board of Directors

      The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board. Copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee's' charters are attached hereto as Exhibits "A", "B" and "C", respectively and are posted on the Company's website. Mr. Reisman and Mr. Santiso are the members of each of such committees. Mr. Reisman serves as the Chair of each of such committees.

Audit Committee

      The Audit Committee was formed in April 2005 and therefore did not meet in 2004. The Audit Committee has met once since its formation and each member of the Audit Committee was present at such meeting. The Audit Committee is responsible for matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information which is included in our Annual Report on Form 10-KSB/A, discussions with management and the independent auditors the results of the annual audit and our quarterly financial statements, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system.

      The Audit Committee operates pursuant to a written charter, which sets forth the functions and responsibilities of this committee. A copy of the charter is attached hereto as Exhibit "A" and can be viewed on our website. All members of this committee are independent directors under the SEC rules.

      The Board of Directors has determined that Lawrence K. Reisman, the committee's chairman, meets the SEC criteria of an "audit committee financial expert", as defined in Item 401(e) of Regulation S-B.

Compensation Committee

      The Compensation Committee was formed in May 2005 and therefore did not meet during 2004. The Compensation Committee is responsible for matters relating to the development, attraction and retention of the Company's management and for matters relating to the Company's compensation and benefit programs. As part of its responsibilities, this committee evaluates the performance and determines the compensation of the Company's Chief Executive Officer and approves the compensation of our senior officers.

      The Compensation Committee operates under a written charter that sets forth the functions and responsibilities of this committee. A copy of the charter is attached hereto as Exhibit "B" and can be viewed on our website.

      Pursuant to its charter, the Compensation Committee must be comprised of at least two (2) Directors who, in the opinion of the Board of Directors, must meet the definition of "independent director" within the rules and regulations of the SEC. The Board of Directors has determined that all members of this committee are independent directors under the SEC rules.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee is responsible for providing oversight on a broad range of issues regarding our corporate governance practices and policies and the composition and operation of the Board of Directors. These responsibilities include reviewing potential candidates for membership on the Board and recommending to the Board nominees for election as directors of the Company.

      The Nominating and Corporate Governance Committee was formed in May 2005 and therefore did not meet during 2004. A complete description of the Nominating and Corporate Governance Committee's responsibilities is set forth in the Nominating and Corporate Governance written charter. A copy of the charter is attached hereto as Exhibit "C" and available to stockholders on the Company's website. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules and regulations of the SEC. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o the Company, Attn: Secretary.

There are no minimum qualifications for consideration for nomination to be a director of the Company. The nominating committee will assess all director nominees using the same criteria. Nominations made by stockholders must be made by written notice received by the Secretary of the Company within 30 days of the date on which notice of a meeting for the election of directors is first given to stockholders. The Nominating and Corporate Governance Committee and the Board of Directors carefully considers nominees regardless of whether they are nominated by stockholders, the Nominating and Corporate Governance Committee or existing board-members. All of the current nominees to serve as directors on the Board of Directors of the Company have previously served in such capacity. During 2004 the Company did not pay any fees to any third parties to assist in the identification of nominees. The Company did not receive any director nominee suggestions from stockholders for the Annual Meeting.

Compensation of Directors

      t 6 0 Directors of the Company who are not employees of the Company or its subsidiaries are entitled to receive compensation for serving as directors in the amount of $10,000 per annum (50% cash and 50% stock), $1,000 per Board meeting attended in person, $500 per Board meeting attended via teleconference, $500 per Committee meeting attended, and an annual stock option grant to be determined by the Board of Directors. Directors may be removed with or without cause by a vote of the majority of the stockholders then entitled to vote. Other than as described in "Executive Compensation" below, there were no other arrangements pursuant to which any director was compensated during fiscal 2004 for any services provided as a director.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of the members of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      At the Annual Meeting, four individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company's Board of Directors currently consists of four persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted "FOR" the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted "FOR" any nominee who shall be designated by the present Board of Directors to fill such vacancy.

      The name and age of each of the four nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director are set out below.

Biographical Summaries of Nominees for the Board of Directors

Name of Nominee         Age      Position with the Company       Principal Occupation                Director Since
Scott Newman            46       President and Chief             President and CEO of the            2004
                                 Executive Officer               Company

Glenn Peipert           44       Executive Vice President,       Executive Vice President and        2004
                                 Chief Operating Officer         COO of the Company
                                 and Director

Lawrence K. Reisman     45       None                            CPA at the The Accounting           2004
                                                                 Offices of L.K. Reisman

Joseph Santiso          60       None                            President of The BCI Group          2005

      SCOTT NEWMAN has been our President, Chief Executive Officer and Chairman since January 2004. Mr. Newman founded the former Conversion Services International, Inc. in 1990 (before its merger with and into the LCS) and is our largest stockholder. He has over twenty years of experience providing technology solutions to major companies internationally. Mr. Newman has direct experience in strategic planning, analysis, design, testing and implementation of complex big-data solutions. He possesses a wide range of software and hardware architecture/discipline experience, including, client/server, data discovery, distributed systems, data warehousing, mainframe, scaleable solutions and e-business. Mr. Newman has been the architect and lead designer of several commercial software products used by Chase, Citibank, Merrill Lynch and Jaguar Cars. Mr. Newman advises and reviews data warehousing and business intelligence strategy on behalf of our Global 2000 clients, including AT&T Capital, Jaguar Cars, Cytec and Chase. Mr. Newman is a member of the Young Presidents Organization, a leadership organization that promotes the exchange of ideas, pursuit of learning and sharing strategies to achieve personal and professional growth and success. Mr. Newman received his B.S. from Brooklyn College in 1980.

      GLENN PEIPERT has been our Executive Vice President, Chief Operating Officer and Director since January 2004. Mr. Peipert held the same positions with the former Conversion Services International, Inc. since its inception in 1990. Mr. Peipert has over two decades of experience consulting to major organizations about leveraging technology to enable strategic change. He has advised clients representing a broad cross-section of rapid growth industries worldwide. Mr. Peipert has hands on experience with the leading data warehousing products. His skills include architecture design, development and project management. He routinely participates in architecture reviews and recommendations for our Global 2000 clients. Mr. Peipert has managed major technology initiatives at Chase, Tiffany, Morgan Stanley, Cytec and the United States Tennis Association. He speaks nationally on applying data warehousing technologies to enhance business effectiveness and has authored multiple white papers regarding business intelligence. Mr. Peipert is a member of the Institute of Management Consultants, as well as TEC International, a leadership organization whose mission is to increase the effectiveness and enhance the lives of chief executives and those they influence. Mr. Peipert is the brother of Mitchell Peipert, our Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Peipert received his B.S. from Brooklyn College in 1982.

      LAWRENCE K. REISMAN has been a Director of our company since February 2004 and was appointed Chairman of the Board's Audit Committee, Nominating and Croporate Governance Committee and Compensation Committee in April 2005. Mr. Reisman is a Certified Public Accountant who has been the principal of his own firm, The Accounting Offices of L.K. Reisman, since 1986. Prior to forming his company, Mr. Reisman was a tax manager at Coopers & Lybrand and Peat Marwick Mitchell. He routinely provides accounting services to small and medium-sized companies, which services include auditing, review and compilation of financial statements, corporate, partnership and individual taxation, designing accounting systems and management consulting services. Mr. Reisman received his B.S. and M.B.A. in Finance from St. John's University in 1981 and 1985, respectively.

      JOSEPH SANTISO has been a Director of our company since May 2005 and was appointed by the Board to sit on the Board's Audit Committee, Nominating and
Corporate Governance Committee and Compensation Committee in May 2005. Mr. Santiso founded and is President of The BCI Group, which consists of Breakthrough Concepts Inc., BCI Systems Inc. and BCI Knowledge Inc., since 1991. Prior to founding BCI, Mr. Santiso was the Chief Accounting Officer for Citibank Stock Transfer Services Division, a Financial Analyst in the Comptrollers Department of the Operational Services Division at Irving Trust and a Professor of Accounting at Jersey City State College. Mr. Santiso received his B.S. from Pace University in 1973 with a major in Accounting and Finance.

      Board members are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

Vote Required

      Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR Messrs. Newman, Peipert, Reisman and Santiso. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT

                             OF INDEPENDENT AUDITORS

      Also submitted for consideration and voting at the Annual Meeting is the ratification of the appointment by the Company's Board of Directors upon the recommendation of the Audit Committee, of Freidman LLP ("Friedman") as
independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2005. The Board of Directors of the Company upon the recommendation of the Audit Committee, has selected and approved Friedman as independent auditors to audit and report upon the Company's financial statements. Friedman has no direct or indirect financial interest in the Company.

      Representatives of Friedman are expected to be present at the Annual Meeting, and they will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is also expected that such representatives will be available at the Annual Meeting to respond to appropriate questions by stockholders.

      On June 1, 2004, the Registrant's former independent accountants, Ehrenkrantz, merged with the firm of Friedman. Freidman was selected by the Board of Directors on June 7, 2004 to audit the Company's financial statements for the fiscal year ended December 31, 2004.

      Ehrenkrantz's reports on the Company's financial statements for the fiscal year ended December 31, 2003 or any subsequent interim period did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 31, 2003 and through the date of Ehrenkrantz's resignation, there were no disagreements with Ehrenkrantz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ehrenkrantz's satisfaction, would have caused Ehrenkrantz to make reference to the subject matter in connection with its report of the financial statements for such periods and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K during such period preceding Ehrenkrantz's resignation.

Vote Required

      The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of Friedman as the Company's independent auditors for the fiscal year ending December 31, 2005.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of Friedman LLP as the Company's independent auditors for the fiscal year ending December 31, 2005. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of Freidman LLP as independent auditors for the Company for the fiscal year 2005.

Information about Fees Billed by Friedman and Ehrenkrantz

      Aggregate fees billed to the Company for fiscal years 2004 and 2003 by Friedman and fees billed to the Company for a portion of fiscal year 2004 and for fiscal year 2003 by Ehrenkrantz are as follows:

                               Friedman                       Ehrenkrantz

                          FY 2004      FY 2003            FY 2004      FY 2003
                          -------      -------            -------      -------

Audit Fees               $281,975           $0                 $0      $17,500
Audit Related Fees       $212,480           $0                 $0           $0
Tax Fees                  $36,799           $0                 $0           $0
All Other Fees                 $0           $0                 $0           $0

All Other Fees

      For the year ended December 31, 2004, the Company incurred no professional fees to its independent auditors with respect to all other services. For the year ended December 31, 2004, there were no fees billed by the Company's independent auditors for professional services rendered for information technology services relating to financial information systems design and implementation.

      The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

          PROPOSAL 3 - DIRECTORS' PROPOSAL TO AMEND THE CERTIFICATE OF
                 INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
                         AND THE REDUCTION IN AUTHORIZED

General

      We are requesting stockholder approval to grant the Board of Directors the authority to effect the Reverse Stock Split and the Reduction in the Authorized for the following reasons:

      (1) the Board of Directors believes a higher stock price may help generate investor interest in the Company;

      (2) the Board of Directors believes this action will attract additional investment in the Company; and

      (3) the Board of Directors believes this action is the next logical step in the process of restructuring the Company to align the Company's outstanding shares of capital stock with the Company's existing financial condition and operations to provide an opportunity for potential realization of stockholder value, which is currently subject to the dilutive effects of the Company's capital structure.

      The Board of Directors has unanimously adopted an amendment to the Certificate of Incorporation to effect the Reverse Stock Split and the Reduction in the Authorized and declared that it is advisable for the stockholders to approve such amendment.

Potential Increased Investor Interest

            On July 20,  2005,  the  Company's  Common Stock closed at $.135 per share. In approving the resolution seeking stockholder approval of the Reverse Stock Split, the Company's Board of Directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

      THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT, INCLUDING THAT THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF THE COMPANY'S COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF THE COMMON STOCK WILL NOT BE SUSTAINED.

            The Company cannot predict whether the Reverse Stock Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

      (1) the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Company's Common Stock outstanding before the Reverse Stock Split; and

      (2) the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

      The market price of the Company's Common Stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

      For illustrative purposes only, the following table shows approximately the effect on our common stock outstanding as of the Record Date, reserved for issuance and available for future issuances, as it relates to the various potential for the Reverse Stock Split and the Reduction in Authorized ratios:

                                        Prior to                               After Reverse Stock Split
                                        Reverse
                                      Stock Split        1-for-10        1-for-20        1-for-30       1-for-40       1-for-50
Authorized                           1,000,000,000     100,000,000      50,000,000      33,333,333     25,000,000     20,000,000

Issued and outstanding
common stock:                          792,767,096      79,276,710      39,638,355      26,425,570     19,819,177     15,855,342

Shares reserved for issuance (1)       180,464,284      18,046,428       9,023,214       6,015,476      4,511,607      3,609,286

Available for future issuance
assuming proportionate:
reduction in authorized                 26,768,620       2,676,862       1,338,431         892,287        669,216        535,372

Available for issuance assuming
reduction to 100,000,000
authorized                                       -       2,676,862      51,338,431      67,558,954     75,669,216     80,535,372

Available for issuance assuming
reduction to 75,000,000 authorized               -               -      64,638,355      68,092,237     69,819,177     70,855,342

Available for issuance assuming
reduction to 50,000,000 authorized               -               -               -      17,558,954     25,669,216     30,535,372

      (1) Includes 50,000,000 shares reserved for the exercise of options granted or that may be granted under the Company's stock option plan, 22,166,666 shares issuable upon the exercise of outstanding warrants and 108,297,618 shares of common stock underlying convertible notes at their current conversion prices.

      This table illustrates the amount of shares that would be available for future issuance after the Reverse Stock Split and Reduction in Authorized if a proportional ratio were applied to each of the Reverse Stock Split and the Reduction in Authorized and if such ratios were not proportional. For example, the Company may determine to apply a 1-for-50 reverse stock split and reduce the authorized to 100,000,000, which would leave 80,535,372 shares of Common Stock available for future issuance. Under such circumstances, if the Company then issues additional shares, the ownership interests of holders of the Company's Common Stock may be diluted. The Company has not made any determination with respect to whether the ratios of the Reverse Stock Split and the Reduction in Authorized will be proportional.

Determination Of The Ratio For The Reverse Stock Split And The Amount Of The Reduction In Authorized

      The ratio of the Reverse Stock Split and the Reduction in Authorized will be determined together by the Company's Board of Directors, in its sole discretion. The ratio of the Reverse Stock Split will not exceed a ratio of one-for-fifty (1-50) or be less than a ratio of one-for-ten (1-10). In determining the Reverse Stock Split, the Company's Board of Directors will consider numerous factors including the historical and projected performance of the Company's Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of the Common Stock in the period following the effectiveness of the Reverse Stock Split. The Company's Board of Directors will also consider the impact of the Reverse Stock Split ratio on investor interest. The purpose of selecting a range is to give the Company's board of directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

      The amount of the Reduction in Authorized will be reduced to a number between twenty million (20,000,000) and one hundred million (100,000,000). In determining the amount of the Reduction in Authorized the Board of Directors will consider numerous factors including the ratio of the Reverse Stock Split, the historical and projected performance of the Company's Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the Company's current and expected growth and projected and potential acquisition plans and/or financing plans in the period following the effectiveness of Reduction in Authorized. The Board of Directors will also consider the impact of the Reduction in Authorized on investor interest. The purpose of providing the Company's Board of Directors with the discretion to determine the amount of the Reduction in Authorized is to give the Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

      The ratio of the Reduction in Authorized may be lower than the ratio of the Reverse Stock Split. The adoption of the proposed amendment in this circumstance would not affect the rights of the holders of currently outstanding Common Stock of the Company, except that it will give the Board of Directors discretion to issue additional shares which may effect the ownership interests of holders of Common Stock and cause dilution. The Board may desire to have additional shares of authorized Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising additional capital, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. The Company does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of Common Stock for any purpose, except for the issuance of shares of Common Stock upon (1) the exercise of outstanding convertible securities, options or warrants to purchase Common Stock or (2) upon acquisitions of the stock or assets of other companies. . An element of the Company's expansion strategy is to grow through acquisitions. The Company anticipates that acquisitions could be made with both cash and Common Stock. Such acquisitions would most likely be of businesses substantially similar to the Company's business.

Principal Effects Of The Reverse Stock Split And The Reduction In Authorized

      If and when the Board of Directors decides to implement the Reverse Stock Split and the Reduction in Authorized, the Company will amend Article Fourth Section A of the Company's certificate of incorporation, relating to the Company's authorized capital, in its entirety to state as follows:

      "FOURTH:

      A. AUTHORIZED

      The aggregate number of shares of all classes of capital stock with the Corporation shall have authority to issue shall be _____________________________ (__________) shares, consisting of:

      (1) Twenty Million (20,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"); and

      (2) ____________________  (_________________)  shares of common stock, par value $.001 per share ("Common Stock").

      Upon the effectiveness (the "Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded up to the next whole number of shares. Stockholders will not receive cash in lieu of fractional shares."

      The Reverse Stock Split will be effected simultaneously for all the Company's Common Stock and the exchange ratio will be the same for all of the issued Common Stock. The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company (except for the immaterial change due to the rounding up). All shares of issued Common Stock will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company's continuing to be subject to the periodic reporting requirements of the Exchange Act.

      The certificate of amendment filed with the Secretary of State of the State of Delaware will include only those numbers determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any subsequent amendments providing additional splits.

      Based on stock information as of the Record Date after completion of the Reverse Stock Split and Reduction in Authorized, the Company will have approximately between 15,855,342 and 79,276,710 shares of issued and outstanding Common Stock and between 20,000,000 and 100,000,000 shares of authorized Common Stock.

      The shares of authorized, but unissued Common Stock will be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, and sales of

Common Stock or securities convertible into Common Stock. The Company does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of Common Stock for any purpose, except for the issuance of shares of Common Stock upon (1) the exercise of outstanding convertible securities, options or warrants to purchase Common Stock or (2) upon acquisitions of the stock or assets of other companies. Although the Company does not have any present intention to issue shares of Common Stock, except as noted above, the Company may in the future raise funds through the issuance of Common Stock when conditions are favorable, even if the Company does not have an immediate need for additional capital at such time. The Company believes that the availability of the additional shares will provide the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company's Common Stock may be diluted.

Procedure   For  Effecting  The  Reverse  Stock  Split  And  Exchange  Of  Stock
Certificates

            The  Company  will  file  the   certificate   of  amendment  to  the
Certificate of Incorporation with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split (the "Split Effective Date"). The form of certificate of amendment to the Certificate of Incorporation is attached as Exhibit D to this Proxy Statement and would be tailored to the specific Reverse Stock Split ratio to be effected. The Reverse Stock Split will become effective on the Split Effective Date. Beginning on the Split Effective Date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

            As soon as practicable after the Split Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Reverse Stock Split will take place on the Split Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Stock Split. New certificates of Common Stock will not be issued.

            Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares.

      STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

      Fractional Shares

            No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will have the number of new shares to which they are entitled rounded up to the next whole number of shares. Stockholders will not receive cash in lieu of fractional shares.

      Effect On CSI Employees and Directors

      If you are a CSI employee, the number of shares reserved for issuance under CSI's existing stock option plan will be reduced proportionately based on the Reverse Stock Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

      If you are a current or former employee or a director of CSI, you may own CSI restricted securities, which would all be adjusted based on the Reverse Stock Split ratio selected by the Board of Directors.

      Accounting Matters

            The Reverse Stock Split will not affect total stockholders' equity on the Company's balance sheet. However, because the par value of the Company's Common Stock will remain unchanged on the Split Effective Date, the components that make up total stockholders' equity will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Company's Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-tenth (1/10) and one-fiftieth (1/50) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of the Company's Common Stock outstanding. Prior periods' per share amounts will be restated to reflect the Reverse Stock Split.

      Potential Anti-Takeover Effect

      Although the increased proportion of authorized shares of preferred stock that may be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the
Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware of to accumulate shares of the Company's Common Stock or to obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split and Reduction of Authorized proposals, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

      Federal Income Tax Consequences

            The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

            No gain or loss should be recognized by a stockholder upon such stockholder's exchange of old shares for new shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the Reverse Stock Split.

            The Company's view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

      Dissenter's Rights

            Under the DGCL, the Company's stockholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Vote Required

      The approval of the Reverse Stock Split and Reduction in Authorized requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the Meeting.

Recommendation of the Board of Directors

      The Board of Directors recommends that the Stockholders vote "FOR" Proposal 3 to approve the Reverse Stock Split and the Reduction in Authorized.

      Executive Compensation

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended December 31, 2004, 2003 and 2002: (i) individuals who served as, or acted in the capacity of, our principal executive officer for the fiscal year ended December 31, 2004; and (ii) our other most highly compensated executive officer, who together with the principal executive officer are our most highly compensated officers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2004 and who were employed at the end of fiscal year 2004.

                           SUMMARY COMPENSATION TABLE*

                                                                                               Long Term Compensation
                                                                                               ----------------------
                                                Annual Compensation(1)                  Awards                      Payouts
                                           --------------------------------    -------------------------    ------------------------
Name and Principal Position      Year      Salary     Bonus    Other Annual    Restricted    Securities      LTIP        All Other
---------------------------      ----      ------     -----    Compensation      Stock       Underlying     Payouts     Compensation
                                                               ------------     Award(s)    Options/SARs    -------     ------------
                                                                               ----------   ------------
                                            ($)        ($)         ($)            ($)            (#)          ($)          ($)
Scott Newman                     2004     487,270       --          --             --             --           --         14,054 (2)
President, Chief Executive       2003     244,452       --          --             --             --           --        206,686 (3)
Officer and Chairman             2002     143,750       --          --             --             --           --        259,418 (3)

Glenn Peipert                    2004     362,180       --          --             --             --           --         14,054 (2)
Executive Vice President,        2003     223,016       --          --             --             --           --        171,309 (4)
Chief Operating Officer and      2002     143,750       --          --             --             --           --        199,166 (4)
Director

Mitchell Peipert, Vice           2004     193,524       --          --             --         4,500,000        --         14,413 (2)
President, Chief Financial       2003      10,000       --          --             --             --           --          1,133 (2)
Officer, Treasurer and           2002     138,750       --          --             --             --           --         13,591 (2)
Secretary

Robert C. DeLeeuw, Senior Vice   2004     329,400       --          --             --             --           --            592 (5)
President and President of
DeLeeuw Associates, LLC

Steven Huber, Vice President     2004     273,168       --          --             --         4,500,000        --          6,686 (2)
and General Manager              2003     170,042       --          --             --             --           --          6,971 (2)

-------------------------

* Salary reflects total compensation paid to these executives (both before and after the merger described in Item 1).

(1) The annual amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each named executive officer and has therefore been omitted, unless otherwise stated above.

(2) Amounts shown reflect payments related to medical, dental and life insurance.

(3) Amounts shown reflect distributions resulting from the operating entity's past tax status as a Subchapter S corporation of $209,020 in 2002 and $153,738 in 2003, as well as $50,398 in 2002 and $66,262 in 2003 of expenses, which include auto, travel and equipment purchases paid for by the Company.

(4) Amounts shown reflect distributions resulting from the operating entity's past tax status as a Subchapter S corporation of $134,252 in 2002 and $101,988 in 2003, as well as $64,914 in 2002 and $63,645 in 2003 of expenses, which include auto, travel and equipment purchases paid for by the Company.

(5)   Amounts shown reflect payment related to life insurance.

Option/SAR Grants as of December 31, 2004

-------------------------- ---------------------- --------------------- -------------- ----------------------
Name                       Number of securities   Percent of total      Exercise or    Expiration Date
                           underlying             options/SARs          base price
                           options/SARs granted   granted to            ($/Sh)
                           (#) (1)                employees in fiscal
                                                  year
-------------------------- ---------------------- --------------------- -------------- ----------------------
Mitchell Peipert           4,500,000              13.2%                 $0.165         March 28, 2014
-------------------------- ---------------------- --------------------- -------------- ----------------------

(1) All options were granted under the Company's 2003 Incentive Plan. Mr. Peipert's options were granted on March 29, 2004. One-third of such options vest upon the first anniversary of the grant date, one-third vest on the second anniversary of the grant date, and one-third vest on the third anniversary of the grant date.

                AGGREGATE OPTIONS EXERCISABLE IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                         Number of Securities                Value of Unexercised
                                                        Underlying Unexercised               In-the-Money Options
                                                  Options at December 31, 2004 (1)         at December 31, 2004 (1)
                                                  --------------------------------      -----------------------------

Name and Principal Position                       Exercisable        Unexercisable      Exercisable     Unexercisable
---------------------------                       -----------        -------------      -----------     -------------
Mitchell Peipert                                       0               4,500,000            0             $990,000
   Vice President , Chief Financial Officer,
Secretary and Treasurer

--------------------------------------------------------------------------------
(1) As of December 30, 2004 the market value of a share of Common Stock was $0.22. No shares were exercised by executive officers or directors in fiscal year ended December 31, 2004.

2003 Incentive Plan

      General

      The 2003 Incentive Plan was approved at a special meeting of our stockholders on January 23, 2004. The Plan authorizes us to issue 100 million shares of Common Stock for issuance upon exercise of options, of which we have reserved 75 million shares. It also authorizes the issuance of stock appreciation rights, referred to herein as SARs. The Plan authorizes us to grant:

      o     incentive stock options to purchase shares of our Common Stock,

      o     non-qualified stock options to purchase shares of Common Stock, and

      o     SARs and shares of restricted Common Stock.

      The Plan may be amended, terminated or modified by our Board at any time, subject to stockholder approval as required by law, rule or regulation. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award.

      Objectives

      The objective of the Plan is to provide incentives to our officers, other key employees, consultants, professionals and non-employee directors to achieve financial results aimed at increasing stockholder value and attracting talented individuals to CSI. Persons eligible to be granted incentive stock options under the Plan will be those employees, consultants, professionals and non-employee directors whose performance, in the judgment of a committee of our Board of Directors, can have a significant effect on our success.

      Oversight

      The Board, acting as a whole, or a committee thereof appointed by our Board, will administer the Plan by making determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. The Board or such committee also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations.

      Types of grants

      The Plan allows us to grant incentive stock options, non-qualified stock options, shares of restricted stock, SARs in connections with options and independent SARs. The Plan does not specify what portion of the awards may be in the form of any of the foregoing. Incentive stock options awarded to our employees are qualified stock options under the Code.

      Eligibility

      Under the Plan, we may grant incentive stock options only to our officers and employees, and we may grant non-qualified options to officers and employees, as well as our directors, independent contractors and agents.

      Statutory Conditions on Stock Options

      Exercise Price. To the extent that options designated as incentive stock options become exercisable by an optionee for the first time during any calendar year for common stock having a fair market value greater than $100,000, the portions of such options which exceed such amount shall be treated as nonqualified stock options. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary of ours, must have an exercise price at least equal to 110% of the fair market value of Common Stock on the date of grant and the term of the option may not be longer than five years.

      Expiration Date. Any option granted under the Plan will expire at the time fixed by the Board or its committee, which cannot be more than ten (10) years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any parent or subsidiary corporation, not more than five years after the date of grant.

      Exerciseability. The Board or its committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the Board or its committee may accelerate the exerciseability of any option at its discretion.

      Assignability. Options granted under the Plan are not assignable, except by the laws of descent and distribution or as may be otherwise provided by the Board or its committee.

      Payment Upon Exercise Of Options

      Payment of the exercise price for any option may be in cash or by broker assisted exercise.

      Stock Appreciation Rights

      A Stock Appreciation Right is the right to benefit from appreciation in the value of common stock. A SAR holder, on exercise of the SAR, is entitled to receive from us in cash or Common Stock an amount equal to the excess of: (a) the fair market value of Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (b) the fair market value of Common Stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

      The Board or its committee may grant SARs in connection with all or any part of an option granted under the Plan, either concurrently with the grant of the option or at any time thereafter, and may also grant SARs independently of options.

      Tax Consequences

      An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan.

      An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

      An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:

      (i)   two years from the date of award of the option, or

      (ii)  one year from the date of exercise.

      If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price such employee paid for an incentive stock option is exceeded by the option's fair market value at the time his or her rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

      As of December 31, 2004, options to purchase a total of 41,265,981 shares of Common Stock were outstanding at an exercise prices ranging from $0.055 to $0.23 per share. Generally, one-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. However, 8,900,981 options granted during 2004 were immediately vested upon grant and had a below fair-market value exercise price of $0.055 per share. The Company recorded $1.4 million of compensation expense with respect to this option grant during 2004. All options expire on the ten year anniversary of their grant date.

      All options described above have been issued pursuant to the 2003 Incentive Plan described above.

      Employment Agreements

      Scott Newman, our President and Chief Executive Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Newman of $500,000 and an annual bonus to be awarded by our Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Newman's employment is terminated other than with good cause, he will receive a lump sum payment of the longer of (1) three year's base salary or (2) the period from the date of termination through the expiration date.

      Glenn Peipert, Executive Vice President and Chief Operating Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $375,000 and an annual bonus to be awarded by our Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a lump sum payment of the longer of (1) three year's base salary or (2) the period from the date of termination through the expiration date.

      Mitchell Peipert, Vice President, Chief Financial Officer, Treasurer and Secretary, agreed to a three-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $200,000 and an annual bonus to be awarded by our Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a lump sum payment of the longer of (1) three year's base salary or (2) the period from the date of termination through the expiration date.

      Robert C. DeLeeuw, Senior Vice President and President of our wholly owned subsidiary, DeLeeuw Associates, LLC, agreed to a three-year employment agreement dated as of February 27, 2004. The agreement provides for an annual salary to Mr. DeLeeuw of $350,000 and an annual bonus to be awarded by our Compensation Committee. The agreement also provides for health, life and disability insurance. In the event that Mr. DeLeeuw's employment is terminated other than with good cause, he will receive a lump sum payment of the longer of (1) one year's base salary or (2) the period from the date of termination through the expiration date.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with both the SEC and the principal exchange upon which such securities are traded or quoted. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of Section 12-registered equity securities ("Reporting Persons") are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act with the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that from January 1, 2004 to December 31, 2004 all Section 16(a) filing requirements applicable to its Reporting Persons were complied with.

Security Ownership of Certain Beneficial Owners And Management

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock, our only class of outstanding voting securities as of July 20, 2005, based on 792,767,096 aggregate shares of Common Stock outstanding as of such date, by: (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock with the address of each such person, (ii) each of our present directors and officers, and (iii) all officers and directors as a group:

-------------------------------------------- ------------------------------- --------------------------------------------

           Name and Address of                  Amount of Common Stock         Percentage of Outstanding Common Stock
          Beneficial Owner(1)(2)                   Beneficially Owned                    Beneficially Owned
-------------------------------------------- ------------------------------- --------------------------------------------
Scott Newman(3)                                       289,195,833                               36.5%
-------------------------------------------- ------------------------------- --------------------------------------------

Glenn Peipert(4)                                      140,190,476                               17.7%
-------------------------------------------- ------------------------------- --------------------------------------------

Mitchell Peipert(5)                                    1,500,000                                  *
-------------------------------------------- ------------------------------- --------------------------------------------

Robert C. DeLeeuw(6)                                   80,000,000                               10.1%
-------------------------------------------- ------------------------------- --------------------------------------------

Lawrence K. Reisman(7)                                  150,000                                   *
-------------------------------------------- ------------------------------- --------------------------------------------
                                                           *
Joseph Santiso (8)                                                                                *
-------------------------------------------- ------------------------------- --------------------------------------------

WHRT I Corp. (9)                                       72,543,956                                9.2%
-------------------------------------------- ------------------------------- --------------------------------------------

All directors and officers as a group
(5 persons)                                           511,036,309                               64.5%
-------------------------------------------- ------------------------------- --------------------------------------------

--------------------
*     Represents less than 1% of the issued and outstanding Common Stock.

(1) Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2)   All  addresses  except  for  WHRT I  Corp.  are  c/o  Conversion  Services
      International,  Inc.,  100 Eagle Rock  Avenue,  East  Hanover,  New Jersey
      07936.

(3) Mr. Newman is the Company's President, Chief Executive Officer and Chairman of the Board.

(4) Mr. Glenn Peipert is the Company's Executive Vice President, Chief Operating Officer and Director.

(5) Mr. Mitchell Peipert is the Company's Vice President, Chief Financial Officer, Secretary and Treasurer. Consists of an option to purchase 1,500,000 shares of Common Stock granted on March 29, 2004 at an exercise price of $0.165 per share. Does not include an option to purchase 3,000,000 shares of Common Stock granted on March 29, 2004 at an exercise price of $0.165 per share, of which 1,500,000 shares vest on March 29, 2006 and 1,500,000 shares vest on March 29, 2007. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The option grant expires on March 28, 2014.

(6) Mr. DeLeeuw is the Company's Senior Vice President and the President of the Company's wholly owned subsidiary, DeLeeuw Associates, LLC.

(7) Mr. Reisman is a Director. Consists of an option to purchase 150,000 shares of Common Stock granted on May 28, 2004 at an exercise price of $0.20 per share. Does not include an option to purchase 300,000 shares of Common Stock granted on May 28, 2004 at an exercise price of $0.20 per share, of which 150,000 shares vest on May 28, 2006 and 150,000 shares vest on May 28, 2007. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The option grant expires on May 27, 2014.

(8)   Mr. Santiso is a Director.

(9) Based on a Schedule 13G filed with the Securities Exchange Commission on July 8, 2004. WHRT I Corp.'s address is c/o Tudor Ventures, 50 Rowes Wharf, 6th Floor, Boston, Massachusetts 02420.

Equity Compensation Plan Disclosure

The following table sets forth certain information as of December 31, 2004 regarding our Equity Compensation Plan:

                         Number of securities to be              Weighted-average                Number of securities
                           issued upon exercise of               exercise price of             remaining available for
                             outstanding options,               outstanding options,            future issuance under
Plan Category                warrants and rights                warrants and rights           equity compensation plans
-------------            --------------------------             --------------------          -------------------------
Equity Compensation
Plans Approved by
Security Holders                         41,265,981                            $0.15                          8,734,019

Equity Compensation
Plans Not Approved by
Security Holders                                  -                                -                                  -
                         --------------------------             --------------------          -------------------------

Total                                    41,265,981                            $0.15                          8,734,019
                         ==========================             ====================          =========================

Certain Relationships and Related Party Transactions

      In November 2003, the Company executed an Independent Contractor Agreement with LEC, whereby the Company agreed to be a subcontractor for LEC, and to provide consultants as required to LEC. In return for these services, the Company receives a fee from LEC based on the hourly rates established for consultants subcontracted to LEC. In May 2004, the Company acquired 49% of all issued and outstanding shares of common stock of LEC. The acquisition was completed through a Stock Purchase Agreement between the Company and the sole stockholder of LEC. In connection with the acquisition, the Company (i) repaid a bank loan on behalf of the seller in the amount of $35,000; (ii) repaid an LEC bank loan in the amount of $38,000; and (iii) satisfied an LEC obligation for $10,000 of prior compensation to an employee. For the year ended December 31, 2004, the Company invoiced LEC $3.8 million for the services of consultants subcontracted to LEC by the Company. As of December 31, 2004, the Company had accounts receivable due from LEC of approximately $0.8 million. There are no known collection problems with respect to LEC. The majority of their billing is derived from Fortune 1000 clients. The collection process is slow as these clients require separate approval on their own internal systems, which extends the payment cycle. The Company feels confident in the collectibility of these accounts receivable as the majority of the revenues from LEC derive from Fortune 1000 clients.

      On November 8, 2004, Mr. Newman entered into a stock purchase agreement with a private investor, CMKX-treme, Inc. Pursuant to the agreement, CMKX-treme, Inc. agreed to purchase 2,833,333 shares of Common Stock for a purchase price of $250,000. As of July 20, 2005, the shares have not been issued to CMKX-treme, Inc. because it has not yet remitted payment for the shares.

      On November 8, 2004, Mr. Peipert entered into a stock purchase agreement with a private investor, CMKX-treme, Inc. Pursuant to the agreement, CMKX-treme, Inc. agreed to purchase 5,666,667 shares of Common Stock for a purchase price of $500,000. As of June 9, 2005, CMKX-treme, Inc. remitted final payment for the shares.

      On November 10, 2004, the Company and Dr. Michael Mitchell, the former President, Chief Executive Officer and sole director of LCS, executed a one-year consulting agreement whereby Dr. Mitchell would perform certain consulting services on behalf of the Company. Dr. Mitchell will receive an aggregate amount of $0.25 million as compensation for services provided to the Company. As of July 20, 2005, an aggregate amount of $200,000 was paid to Mr. Mitchell for services provided under this consulting agreement.

      As of November 16, 2004, Mr. Newman and Mr. Peipert repaid in full to the Company loans in the aggregate of approximately $0.2 million, including accrued interest. These loans bore interest at 3% per annum and were due and payable by December 31, 2005.

      As of November 17, 2004, Mr. Newman has agreed to personally support our cash requirements to enable us to fulfill our obligations through March 31, 2005, to the extent necessary, up to a maximum amount of $0.5 million. As of December 31, 2004, Scott Newman, our President, Chief Executive Officer and Chairman, loaned the Company $0.2 million, and Glenn Peipert, our Executive Vice President, Chief Operating Officer and Director, loaned the Company $0.125 million. These unsecured loans by Mr. Newman and Mr. Peipert each accrue interest at a simple rate of 3% per annum, and each has a term expiring on January 1, 2006.

      As of March 30, 2005, Messrs. Newman, Peipert and Robert C. DeLeeuw have agreed to personally support our cash requirements to enable us to fulfill our obligations through May 1, 2006, to the extent necessary, up to a maximum amount of $2.5 million. Mr. Newman personally guaranties up to $1.4 million, Mr. Peipert guaranties up to $0.7 million and Mr. DeLeeuw personally guaranties approximately $0.4 million. We believe that our reliance on such commitment is reasonable and that Messrs. Newman, Peipert and DeLeeuw have sufficient liquidity and net worth to honor such commitment. We believe that this written commitment provides us with the legal right to request and receive such advances. Any loan by Messrs. Newman, Peipert and DeLeeuw to the Company would bear interest at 3% per annum. In May 2005, Mr. Newman loaned the Company $500,000, and Mr. Peipert loaned the Company $500,000. These unsecured loans by Mr. Newman and Mr. Peipert each accrue interest at a simple rate of 3% per annum, and has a term expiring on June 1, 2006.

      As of June 13, 2005, Messrs. Newman and Peipert have agreed to personally support our cash requirements to enable us to fulfill our obligations through July 1, 2006, to the extent necessary, up to a maximum amount of $1.5 million. We believe that our reliance on such commitment is reasonable and that Messrs. Newman and Peipert have sufficient liquidity and net worth to honor such commitment. We believe that this written commitment provides us with the legal right to request and receive such advances from any of these officers. Any loan by Messrs. Newman and Peipert to the Company would bear interest at 8% per annum.

      As of July 20, 2005, approximately $670,000 and approximately $995,000 million remained outstanding to Messrs. Newman and Peipert, respectively, on all loans to the Company.

      Dr. Michael Mitchell, the former President, Chief Executive Officer and sole director of LCS, had loaned an aggregate of $0.93 million to us. This loan was converted into shares of our common stock at the closing of the merger of LCS and CSI.

      Other than those described above, during the last two fiscal years, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family of such parties.

                                     GENERAL

      The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

      A copy of the Company's Form 10-KSB/A for the fiscal year ended December 31, 2004, as filed with the SEC, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Conversion Services International, Inc., 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, Attn: Mitchell Peipert, Secretary.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, FOR the ratification of the appointment of Friedman LLP as the Company's independent auditors for the fiscal year ending December 31, 2005, and FOR the amendment of the Company's Certificate of Incorporation to effect a reverse stock split and reduce the authorized shares of the Company's Common Stock.

Stockholder Proposals For 2006 Annual Meeting and General Communications

      Any stockholder proposals intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received by the Company at its office in East Hanover, New Jersey on or before December 31, 2005 in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2005 Annual Meeting.

      Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in East Hanover, New Jersey.

Revocability of Proxy

      Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

      Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of independent auditors. As to Item 1, the Proxy confers authority to vote for all of the four persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted "For" Items 2 and 3 unless "Against" or "Abstain" is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

                                     By order of the Board of Directors


                                     Scott Newman
                                     President and Chief Executive Officer

July 26, 2005

                     CONVERSION SERVICES INTERNATIONAL INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) Scott Newman and Glenn Peipert with the power of substitution and resubstitution to vote any and all shares of capital stock of Conversion Services International, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on August 8, 2005, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

1.          ELECTION OF DIRECTORS

            VOTE

            |_| FOR ALL nominees listed below EXCEPT as marked to the contrary below

            |_| WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

            Scott Newman, Glenn Peipert, Lawrence K. Reisman and Joseph Santiso.

2. RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2005.

            |_|   FOR the ratification of the appointment of Friedman LLP

            |_|   WITHHOLD AUTHORITY

            |_|   ABSTAIN

3. AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AND REDUCE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

            |_|   FOR the Amendment of the Certificate of Incorporation

            |_|   WITHHOLD AUTHORITY

            |_|   ABSTAIN

      THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE FOUR (4) NOMINEES NAMED IN ITEM 1, THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR 2005 IN ITEM 2, AND THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN ITEM 3.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      Please  mark,   sign  date  and  return  this  Proxy  promptly  using  the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONVERSION SERVICES INTERNATIONAL INC.

                                       Dated:


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if jointly owned:


                                       -----------------------------------------
                                       Print name:

      Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                                   Exhibit "A"
                             Audit Committee Charter

      The following Audit Committee Charter is to be adopted by the Audit Committee of the Board of Directors and the Board of Directors of Conversion Services International, Inc. (the "Company"):

1. Members. The Board of Directors appoints an Audit Committee of at least two (2) members, consisting entirely of "independent" directors of the Board, and designates one member as chair. "Independent" means a director who meets the definition of "independence" under the rules and regulations of the Securities and Exchange Commission, and The American Stock Exchange or the Over The Counter Bulletin Board (as applicable) as determined by the Board of Directors.

The chair of the Audit Committee must be financially sophisticated and shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, as determined by the Board of Directors. Each other member of the Audit Committee must be financially literate and be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, as determined by the Board of Directors. Members of the Audit Committee may not receive fees from the Company except as permitted by rules of the Securities and Exchange Commission, and The American Stock Exchange or the Over The Counter Bulletin Board (as applicable). Each appointed member of the Audit Committee shall be subject to annual reconfirmation and may be removed by the Board of Directors at any time.

2. Audit Committee Financial Expert. At least one of the independent members of the Audit Committee shall be an "Audit Committee Financial Expert" under the rules and regulations of the Securities and Exchange Commission and The American Stock Exchange, as determined by the Board of Directors.

3. Purposes, Duties, and Responsibilities. The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. In such capacity, the Audit Committee has (i) direct responsibility for the appointment, compensation, retention (and termination) and oversight of the work of the independent auditor for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, and (ii) oversight responsibility for internal controls, accounting and audit activities and the Code of Conduct and Ethics of the Company and its subsidiaries. However, the Audit Committee shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and conditions or the responsibilities of the independent accountants relating to the audit or review of financial statements. Specifically, the Audit Committee will:

      (a) Have the authority and responsibility with respect to the appointment, compensation, retention (and termination) and oversight of the work of the independent public accountants as auditors of the Company for the purpose of preparing audit reports or performing other audit, review or attest service and to perform the annual audit in accordance with the Sarbanes-Oxley Act.

      (b) Be the body to which the independent auditor of the Company directly reports.

      (c) Ensure the receipt from the independent accountants of the Company a written statement delineating all relationships between such independent accountants and the Company (consistent with Independence Standards Board Standard 1); discuss and review with the independent accountants any disclosed relationships or services which may impact the objectivity and independence of the independent accountant; and make recommendations to the Board as to appropriate action to be taken to oversee the independence of the independent accountant.

      (d) Review with the independent accountants the scope of the audit and the results of the annual audit examination by the independent accountants and any reports of the independent accountants with respect to reviews of interim financial statements.

      (e) Review information, including written statements from the independent accountants, concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and assess the independence of the outside auditor.

      (f) Review and discuss with management and the independent auditors the Company's annual audited financial statements, including a discussion with the auditors of their judgments as to the quality of the Company's accounting principles.

      (g) Review the services to be provided by the independent auditors to assure that the independent auditors do not undertake any engagement for services for the Company that would constitute prohibited services or could be viewed as compromising the auditor's independence.

      (h) Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form l0-QSB or as soon thereafter as possible. The Audit Committee Chair may perform this function on behalf of the Audit Committee.

      (i) Review the annual program for the Company's internal audits, if any, and review audit reports submitted by the internal auditing staff, if any.

      (j)   Periodically review the adequacy of the Company's internal controls.

      (k) Review changes in the accounting policies of the Company and accounting and financial reporting proposals that are provided by the independent accountants that may have a significant impact on the Company's financial reports, and make comments on the foregoing to the Board of Directors.

      (l) Oversee and review annually the Company's Code of Conduct and Ethics, as well as Company's procedures related thereto.

      (m) Review the adequacy of the Audit Committee Charter on an annual basis.

      (n) Make reports and recommendations to the Board of Directors within the scope of its functions.

      (o) Approve material contracts where the Board of Directors determines that it has a conflict.

      (p) Establish procedures for receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      (q) Have authority to engage independent legal counsel and other advisors which the Audit Committee deems necessary or appropriate to carryout its duties; prepare a budget for the operations of the Audit Committee; and maintain a separate bank account for this purpose.

      (r) Satisfy itself that management put into place procedures that facilitate compliance with the Disclosure and Financial Reporting Controls provisions of the Sarbanes-Oxley Act.

      (s) Review all loans to officers and maintain records of meetings and other documents.

      (t) Review and monitor all related party transactions which may be entered into by the Company as required by rules of the Securities and Exchange Commission, The American Stock Exchange or the Over The Counter Bulletin Board (as applicable).

4. Meetings. The Audit Committee will meet on a regular basis at least once every quarter, and will hold special meetings as it deems necessary or appropriate in its judgment. However, the Audit Committee will meet at any time that the independent accountants believe that communication to the Audit Committee is required. Meetings may be held in person or telephonically, and shall be at such times and places as the Audit Committee determines. As it deems appropriate, but not less than once each year, the Audit Committee will meet in private session with the independent accountants and with the Internal Audit Manager. The majority of the members of the Audit Committee constitute a quorum and shall be empowered to act on behalf of the Audit Committee. Minutes shall be kept of each meeting of the Audit Committee.

                                   Exhibit "B"
                         Compensation Committee Charter

The following Compensation Committee Charter was adopted by the Board of Directors of Conversion Services International, Inc. (the "Company"):

1. Members. The Board of Directors appoints a Compensation Committee of at least two (2) members, consisting entirely of "outside" directors of the Board and designates one (1) member as chair. "Outside Director" means a director who meets the definition of "outside director" under the Regulations to Section 162(m) of the Internal Revenue Code, as determined by the Board of Directors. In addition, each member of the Compensation Committee must meet the definition of "independent director" within the rules and regulations of the Securities and Exchange Commission ("SEC") , and The American Stock Exchange or the Over The Counter Bulletin Board (as applicable), as determined by the Board of Directors. Each appointed member of the Compensation Committee will be subject to annual reconfirmation and may be removed by the Board of Directors at any time.

2. Purposes, Duties and Responsibilities. The Compensation Committee advises the Board of Directors with respect to the compensation of senior company employees and determines certain compensation awards for executives. Specifically, the Compensation Committee will:

      (a) Set the compensation for the Chairman of the Board and the Chief Executive Officer ("CEO").

      (b) Set the compensation of other executive officers based upon the recommendation of the CEO.

      (c) Make awards to executives under the 2003 Incentive Plan and other plans as approved by the Board of Directors.

      (d) Review and approve the design of other benefit plans pertaining to executives of the company.

      (e) Approve such reports on compensation as are necessary for filing with the SEC and other government bodies.

      (f) Review,  recommend to the Board of Directors, and administer all plans
that  require   "disinterested   administration"  under  Rule  16b-3  under  the
Securities Exchange Act of 1934, as amended.

      (g) Approve the amendment or modification of any compensation or benefit plan pertaining to executives of the Company that does not require stockholder approval.

      (h) Review and recommend to the Board of Directors changes to the outside directors' compensation.

      (i) Retain outside consultants and obtain assistance from members of management as the Compensation Committee deems appropriate in the exercise of its authority.

      (j) Make reports and recommendations to the Board of Directors within the scope of its functions.

      (k) Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company's executive officers.

      (l) Review the Committee charter from time to time and recommend any changes thereto to the Board of Directors.

3. Meetings. The Compensation Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Committee determines. The majority of the members of the Compensation Committee constitutes a quorum and shall be empowered to act on behalf of the Compensation Committee. Minutes will be kept of each meeting of the Compensation Committee.

                                   Exhibit "C"
              Nominating and Corporate Governance Committee Charter

The following Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors of Conversion Services International, Inc. (the "Company"):

1. Members. The Board of Directors appoints a Nominating and Corporate Governance Committee of at least two (2) "independent" directors of the Board and designates one (1) member as chair. "Independent" means a director who meets the definition of "independence" under the rules and regulations of the Securities and Exchange Commission ("SEC") , and The American Stock Exchange or the Over The Counter Bulletin Board (as applicable), as determined by the Board of Directors. Each member of the Nomination and Corporate Governance Committee shall be subject to annual reconfirmation and may be removed by the Board at any time.

2. Purposes, Duties and Responsibilities. The Nominating and Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company and in maintaining oversight of the Board of Directors' operations and effectiveness. Specifically, the Nominating and Corporate Governance Committee will:

      (a) Recommend to the Board of Directors candidates for election or reelection to the Board of Directors at each Annual Meeting of Stockholders of the Company.

      (b) Recommend to the Board of Directors candidates for election by the Board of Directors to fill vacancies occurring on the Board of Directors.

      (c) Consider stockholder nominees.

      (d) Make recommendations to the Board of Directors concerning the selection criteria to be used by the Nominating and Corporate Governance Committee in seeking nominees for election to the Board of Directors.

      (e) Aid in attracting qualified candidates to serve on the Board of Directors.

      (f) Make recommendations to the Board of Directors concerning the structure, composition and functioning of the Board of Directors and all Board of Directors committees.

      (g)  Review  Board  of  Directors   meeting   procedures,   including  the
appropriateness and adequacy of the information supplied to directors prior to and during Board of Directors meetings.

      (h) Review and recommend retirement policies for directors.

      (i) Review any outside directorships in other public companies held by senior company officials.

      (j) Periodically receive and consider recommendations from the Chief Executive Officer ("CEO") regarding succession at the CEO and other senior officer levels.

      (k) Make reports and recommendations to the Board of Directors within the scope of its functions.

      (l) Review the Nominating and Corporate Governance Committee Charter from time to time and recommend any changes thereto to the Board of Directors.

3. Meetings. The Nominating and Corporate Governance Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and as such times and places as the Committee determines. The majority of the members of the Nominating and Corporate Governance Committee constitute a quorum and shall be empowered to act on behalf of the Nominating and Corporate Governance Committee. Minutes shall be kept of each meeting of the Nominating and Corporate Governance Committee.

                                    EXHIBIT D

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CONVERSION SERVICES INTERNATIONAL, INC.

      Pursuant to Delaware General Corporation Law Section 242, Conversion Services International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

      That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, approved the following amendments to the Corporation's Certificate of Incorporation:

Article FOURTH Section A of the Corporation's Certificate of Incorporation is hereby amended in its entirety to read as follows:

            FOURTH:

            A. AUTHORIZED

            The aggregate  number of shares of all classes of capital stock with
            the   Corporation   shall   have   authority   to  issue   shall  be
            _____________________________ (__________) shares, consisting of:

            (1) Twenty Million (20,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock"); and

            (2) ____________________ (_________________) shares of common stock, par value $.001 per share ("Common Stock").

            Upon the effectiveness (the "Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. Stockholders will not receive cash in lieu of fractional shares.

      IN  WITNESS  WHEREOF,   the  undersigned,   being  the  President  of  the
Corporation, has duly executed this Certificate of Amendment as of the ____ day of _____ 2005.

                             CONVERSION SERVICES INTERNATIONAL, INC.


                             By: /s/ Scott Newman
                                 -------------------------------
                                 Scott Newman
                                 President, Chief Executive Officer and Chairman